UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 28, 2024
Date of Report (Date of earliest event reported)

ENERGY TRANSFER LP
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8111 Westchester Drive, Suite 600
Dallas, Texas 75225
(Address of principal executive offices) (zip code)

(214)	981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Units	ET	New York Stock Exchange
9.250% Series I Fixed Rate Perpetual Preferred Units	ETprI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Sale of Unregistered Equity Securities.
As previously announced, on May 28, 2024, a wholly owned subsidiary of Energy Transfer LP (the “Partnership”) entered into a definitive agreement (the “Agreement”) pursuant to which it will acquire WTG Midstream Holdings LLC (the “Acquisition”) from WTG Midstream LLC (“WTG”). Pursuant to the Agreement, the Partnership will issue up to 50,827,536 common units representing limited partner interests in the Partnership (the “Common Units”) to WTG or its designees as partial consideration for the Acquisition. The Acquisition is expected to close in the third quarter of 2024, subject to regulatory approval and customary closing conditions. The Common Units will be issued in a private offering pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number
10.4	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER LP
		By:	LE GP, LLC, its general partner

Date:	May 29, 2024	By:	/s/ Dylan A. Bramhall
Dylan A. Bramhall
Group Chief Financial Officer